Exhibit 99.1

MEDIA CONTACT:	INVESTOR CONTACT:
Heather Cunningham	Tina Moore, Director, Investor Relations
Goldleaf Financial Solutions, Inc.	Goldleaf Financial Solutions, Inc.
813.374.6362	770.752.6460
media@goldleaf.com	tina.moore@goldleaf.com

Goldleaf Announces Second Quarter Results,

Results of Cost-Cutting Initiatives and Amendment to Credit Facility

ATLANTA, August 17, 2009 – Goldleaf Financial Solutions, Inc. (NASDAQ: GFSI), a provider of integrated technology-based solutions designed to improve the performance of financial institutions, today reported financial results for the three month period ended June 30, 2009.

Revenue for the second quarter ended June 30, 2009, totaled $16.3 million, as compared to $20.5 million or a 20.5% decline over the same period last year.  Operating loss totaled $1.0 million for the second quarter of 2009 compared to operating income of $1.0 million for the second quarter of 2008.  Net loss available to common stockholders totaled $1.5 million, or $(0.08) per share, in the second quarter of 2009, versus net income available to common stockholders of $0.3 million, or $0.02 per share, in the second quarter of 2008.

EBITDAS is a non-GAAP financial measurement calculated as earnings before interest, taxes, depreciation, amortization and non-cash stock based compensation expense. EBITDAS totaled $1.1 million for the three-month period of 2009, which compares to $3.3 million for the same period of 2008.  See Attachment A for a reconciliation of GAAP and non-GAAP results.

Goldleaf CEO Lynn Boggs commented, “We were braced for a challenging first half of the year based on general economic conditions and conditions in the banking industry, however, signs now point towards a positive uptick in the economy and industry for the third and fourth quarters. As we have mentioned before, given the state of the banking environment, we have continued to take measures to lower our expenses and will continue to do so where appropriate.

“While we continue to see the sales pipeline growing solidly, we anticipate that the Lending and RMSA groups may continue to be weaker, mirroring generally retail economic realities.  Payment Solutions remains the largest piece of our business and continues to track well.  Overall, we believe our outstanding suite of products and services will be able to capitalize on increased financial institution spending as the economy begins to turn the corner.”

Cost-Cutting Initiatives

The Company also announced the results of cost-cutting initiatives begun in the first quarter of 2009 and accelerated in the second quarter of 2009. Mr. Boggs commented, “In response to the difficult economic conditions that, as expected, have negatively affected the Company’s revenues, the Board of Directors and the management team have undertaken a comprehensive, company-wide cost reduction program.  This program includes a salary freeze, a hiring freeze, a reduction of third-party contractors, and a reduction in force affecting approximately 25 positions. “These initiatives led to cost savings of approximately $0.65 million in the second quarter of 2009, and are estimated to result in annualized savings of approximately $3.0 million.  These initiatives were targeted to maintain customer satisfaction and avoid reductions in revenue.  In addition, the company initiated an employee-led program to identify other expense reduction opportunities, resulting in an annual savings of approximately $0.9 million.”

Amendment to Credit Facility

The Company also announced an amendment to its primary credit facility administered by Bank of America.  In the amendment, the lending group provided a one-quarter waiver of the Company’s default resulting from its noncompliance with the debt to EBITDA ratio for the second quarter of 2009.  The amendment also now limits the amount of borrowings under the existing credit facility to $40 Million.  Furthermore, beginning September 1, 2009, the pricing of the credit facility will change so that the Company will begin paying a rate of 4.75% per annum over LIBOR for LIBOR Loans and Letters of Credit, a rate of 3.75% per annum over the bank’s Base Rate for Base Rate Loans instead of rates based on a sliding scale.  In addition, the lending group will now charge a 0.75% Commitment Fee on the unused portion of the Company’s $40 million debt facility.  These changes will remain in effect until the Company is back in compliance with the debt to EBITDA ratios.  The lending group charged a 25 basis point fee for the amendment.

About Goldleaf Financial Solutions, Inc.

Goldleaf Financial Solutions, Inc. offers a strategic suite of integrated technology and payment processing solutions to global financial institutions of all sizes. Goldleaf’s products and services enable financial institutions to succeed in today’s competitive market, solidify their trusted financial relationships, expand their community presence and improve profitability through the efficient use of technology.  For more information about Goldleaf and its solutions, please visit the company at www.goldleaf.com.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements.  These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the Company’s ability to identify and reduce expenses effectively, identify, complete or integrate acquisitions, achieve anticipated financial performance, achieve its growth plans, maintain reduced operating costs, comply with the amended terms of the credit facility, or consummate a strategic transaction.  These risks and uncertainties are in addition to other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2008 and our quarterly reports on Form 10-Q for the quarter ended March 31, 2009 and June 30, 2009.  The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance.  The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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ATTACHMENT A

RECONCILIATION OF REPORTED NET INCOMES (LOSS) TO EBITDAS

EBITDAS is a non-GAAP financial measure. EBITDAS is defined by the Company as GAAP net income (loss) plus interest expense, income taxes, depreciation, amortization, and stock compensation expense less interest earned.  We have provided EBITDAS because we believe it is a commonly used measure of financial performance in comparable companies and because we believe it will help investors and analysts evaluate companies on a consistent basis, as well as enhance an understanding of our operating results.  Our management uses EBITDAS:

•                  as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;

•                  for planning purposes, including the preparation of our internal annual operating budget and the calculation of our ability to borrow under our credit facility (with further adjustments as required under the terms of our credit facility);

•                  to allocate resources to enhance the financial performance of our business;

•                  to evaluate the effectiveness of our operational strategies; and

•                  to evaluate our capacity to fund capital expenditures and expand our business.

Other companies may calculate EBITDAS differently than we do. In addition, EBITDAS:

•                  does not represent net income or cash flows from operating activities as defined by GAAP;

•                  is not necessarily indicative of cash available to fund our cash flow needs; and

•                  should not be considered as an alternative to net income, income from operations, cash provided by operating activities or our other financial information as determined under GAAP.

The Company prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). The Company also provides information related to non-GAAP financial measurements such as EBITDAS and adjusted EBITDAS, and from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company’s GAAP financial statements, the Company clearly defines EBITDAS and adjusted EBITDAS and quantifies all other adjustments to GAAP measurements. The Company provides EBITDAS information, a widely used non-GAAP financial measurement, as a performance measure to assist in analyzing the Company’s operations and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company’s current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company’s GAAP financial statements.

GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2009	2008	2009	2008
	(unaudited)

Revenues:
Financial institution services	$13,776	$17,510	$28,813	$33,879
Retail inventory management services	1,500	1,974	3,112	3,951
Other products and services	1,009	1,005	2,706	1,854
Total revenues	16,285	20,489	34,631	39,684

Cost of Revenues:
Financial institution services	4,042	4,151	8,427	7,891
Retail inventory management services	197	215	408	447
Other products and services	698	601	1,942	1,097
Gross profit	11,348	15,522	23,854	30,249

Operating Expenses:
General and administrative	5,184	6,404	10,864	12,673
Selling and marketing	4,221	5,027	9,044	10,410
Research and development	2,028	1,646	4,178	3,502
Amortization	929	1,409	1,894	2,595
Other operating (income) expenses	(63)	24	270	40
Total operating expenses	12,299	14,510	26,250	29,220

Operating (loss) income	(951)	1,012	(2,396)	1,029

Interest expense, net	485	461	1,025	1,380

(Loss) income before income taxes	(1,436)	551	(3,421)	(351)

Income tax provision (benefit)	65	229	94	(160)

Net (loss) income	$(1,501)	$322	$(3,515)	$(191)

(Loss) income per share:
Basic	$(0.08)	$0.02	$(0.18)	$(0.01)
Diluted	$(0.08)	$0.02	$(0.18)	$(0.01)

CONSOLIDATED BALANCE SHEET HIGHLIGHTS:

June 30, 2009 and December 31, 2008

	June 30,	December 31,
(in thousands)	2009	2008
	(unaudited)

Cash and cash equivalents	$1,483	$5,292
Working capital (deficit)	$(50,901)	$4,646)
Total assets	$84,674	$95,871
Long-term liabilities	$7,385	$52,210
Stockholders’ equity	$12,238	$15,196

GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2009	2008	2009	2008

Net income (loss)	$(1,501)	$322	$(3,515)	$(191)
Add back (deduct):
Interest expense, net	485	461	1,025	1,380
Provision (benefit) for income taxes	65	229	94	(160)
Depreciation and amortization	1,846	2,068	3,689	4,285
Non-cash stock based compensation	248	249	557	416

EBITDAS	1,143	3,329	1,850	5,730

Add back unusual, infrequent charges and pro-forma adjustments:

Deferred revenue - post acquisition CBS and DataTrade	—	—	—	173

Alogent revenue in January 2008 prior to acquisition	—	—	—	1,305

Alogent expense in January 2008 prior to acquisition	—	—	—	(885)

Foreign Exchange Loss	—	—	31	—

Alogent transaction related one-time expenses	—	182	—	589

Transaction Fees	125	—	125	—

Reduction in force	73	—	73	—

Restructuring charges related to core and teller software sale to IBT	—	—	312	—
Adjusted EBITDAS	$1,341	$3,511	$2,391	$6,912